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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 28, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

                                 Utah 87-0627421
           (State of Incorporation) (IRS Employer Identification No.)

ITEM 5.     Other Events

The following press release was issued to announce the recent events of the company.

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                             Telkonet moving to Amex

CONTACTS:
TELKONET, INC.              INVESTORS STOCK DAILY, INC.     CEOCAST, INC.
Stephen Sadle, Sr. V.P.     Jody Janson                     Ken Sgro
410-897-5900                585-232-5440                    212-732-4300
ssadle@telkonet.com         jody@istockdaily.com            kensgro@ceocast.com

FOR IMMEDIATE RELEASE:

ANNAPOLIS, MD. - JANUARY 23, 2004 TELKONET, INC. (OTCBB: TLKO.OB), the Leader in Commercial Powerline Communications (PLC), delivering high-speed Internet access over existing electrical wiring using their patent pending (PLC) technology, today announced that it has received approval from the American Stock Exchange for its listing application. As a result, the Company's trading platform for its common shares will be moving from the NASDAQ Bulletin Board to the American Stock Exchange. A tentative date to commence trading is set for Wednesday, February 4, 2004. The letter to our shareholders below will serve as communication of our transfer to Amex.

About Telkonet

Telkonet's products provide connectivity over existing electrical wiring and do not require the costly installation of additional wiring or major disruption of business activity. In many situations, the Telkonet system can be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system. The Telkonet PlugPlusInternet family of networking and internetworking products offers a viable and cost-effective alternative to the challenges of hardwiring and wireless local area networks (LANs). Telkonet PlugPlusInternet products are designed for use in commercial and residential applications, including multi-dwelling units and the hospitality and government markets.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

                 902-A Commerce Road o Annapolis, Maryland 21401
           Phone: 410-897-5900 o Fax: 410-897-1144 o web: telkonet.com



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                              [Telkonet logo here]

January 28, 2004

Dear Shareholders,

          The trading platform for our common shares will be moving from the NASDAQ Bulletin Board to the American Stock Exchange ("Amex"). We have tentatively set for Wednesday, February 4, 2004 at 9:30 AM to implement this change. The existing ticker symbol "TLKO" will be replaced with the symbol "TKO". A celebratory "Ringing of the Opening Bell" by our Chairman, Pete Musser is scheduled for Tuesday, February 24, 2004.

         Telkonet will create new stock certificates to conform to the Amex security requirements. OUR CURRENT SHAREHOLDERS ARE NOT REQUIRED TO EXCHANGE THEIR OLD STOCK CERTIFICATES until a transaction requiring a new certificate occurs. However, to ensure a smooth transition from the Bulletin Board to the Amex, we suggest you send a written instruction by fax to your broker to order new certificates for the shares you have on deposit and then deposit these new certificates into your account. This will eliminate any potential problems associated with previous trading while on the Bulletin Board.

       We are proud to be an Amex-Listed Company. Among the many advantages for Telkonet to be traded on the Amex include daily listings in most newspapers and the confidence gained by the foreign markets.

       To increase our visibility, promote our PlugPlus(TM) Internet products and generate leads, we implemented a marketing campaign, which began in October 2003, targeting the hospitality and multi-dwelling unit (MDU) markets. We exhibited our products at key trade shows in October and November, ran advertisements in national trade publications and buyer's guides and enhanced our web site content. In addition, Telkonet was featured in the cover story article in the October issue of UNITS, the National Apartment Association's magazine, which you can read on our web site at http://www.telkonet.com/html/articles1.html. We have enclosed a copy of our ad and our corporate brochure, along with an extra brochure for you to share with a friend or potential business prospect.

         Telkonet PlugPlus(TM) Internet systems are being installed every week. We've been receiving calls requesting updates on sales progress. The release of Company information (including this letter) must comply with regulations pertaining to "fairness" to the market. For that reason, this letter is being included in a press release. You can expect appropriate releases of information regarding the Company to the entire marketplace via press announcements.

         Our goal to complete our suite of products by fall 2003 has been met. Telkonet now has manufactured regulatory-compliant products that deliver high-speed Internet connectivity to our three main market channels: hospitality, multiple dwelling units, and the government/military. We have installed our PlugPlus(TM) Internet systems in all channels and are now finalizing pricing and product offering packages for our markets.

        The sales and marketing staff have doubled by adding five industry experienced professionals toward the end of the third quarter and we are currently filling more positions. We are signing Value Added Resellers (VARs) to gain market share. Now, in conjunction with a sales effort in the U.S., we are planning a strategic launch to expose our solution outside the United States. One such effort in Canada has already resulted in the installation of several test sites in Canadian hotels.



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         In a couple of months we will be moving our corporate headquarters from
Annapolis to Germantown, Maryland. We are remodeling this new office space to support anticipated growth, as well as research and development for our next generation products.

         Twelve months ago, we joined the Telkonet team as President and Chairman and we now also serve as co-CEO's. Looking back, our suite of products has been designed, tested and is now being manufactured for the market. A sales organization has been put in place and systems have been installed and are successfully operating in our main target market areas. Sufficient capital has been raised to execute our plan and now our shareholders have the benefit of a quality exchange for their investment.

We look forward to the challenges of 2004 and thank you for your loyal support.

/s/ Warren Musser                            /s/ Ron Pickett
Pete Musser, Chairman                        Ron Pickett, President

     902-A Commerce Road o Annapolis, Maryland 21401 o Phone: 410-897-5900
                     Fax: 410-897-1144 o web: telkonet.com